SECOND AMENDMENT

                                    TO

                        FIRST AMENDED AND RESTATED

                    ARTICLES OF LIMITED PARTNERSHIP OF

                           CARRARA PLACE LIMITED


            THIS SECOND AMENDMENT TO FIRST AMENDED AND RESTATED ARTICLES OF LIMITED PARTNERSHIP OF CARRARA PLACE LIMITED is made and entered as of December __, 1994 by and between, CARRARA PLACE INVESTMENT PARTNERS, LTD., a Colorado limited partnership ("CPIP"), and F.A. NEMECEK, an individual ("Nemecek").

                      W I T N E S S E T H,  T H A T:

            A. WHEREAS, Carlyle Real Estate Limited Partnership-XII, an Illinois limited partnership ("Carlyle"), CPIP and Nemecek are partners in Carrara Place Limited (the "Partnership") pursuant to that certain limited partnership agreement (the "Partnership Agreement") captioned "FIRST AMENDED AND RESTATED ARTICLES OF LIMITED PARTNERSHIP OF CARRARA PLACE LIMITED", dated as of September 22, 1993, as amended by that certain First Amendment to First Amended and Restated Articles of Limited Partnership of Carrara Place Limited dated as of December __, 1994, by and between Carlyle, CPIP and Nemecek.

            B. WHEREAS, pursuant to that certain redemption agreement captioned "PARTNERSHIP INTEREST REDEMPTION AGREEMENT", dated as of November 23, 1994, by and among Carlyle, CPIP, Nemecek and the Partnership, the parties hereto desire to modify and amend the Partnership Agreement to provide for the admission of CPIP as the general partner of the Partnership, the tender of Carlyle's general partnership interest in the Partnership, the redemption of Carlyle's interest in the Partnership in full liquidation thereof and the withdrawal of Carlyle as a partner in the Partnership, all on the terms and conditions set forth herein.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Carlyle, CPIP and Nemecek hereby agree as follows:

            1. Withdrawal of Carlyle. Effective as of the date hereof, Carlyle has tendered its interest (the "Interest") in the Partnership back to the Partnership, including, but not limited to, Carlyle's interest in the capital and profits and losses of the Partnership. The Partnership has redeemed the Interest in full liquidation thereof. Concurrently therewith, Carlyle hereby withdraws as a general partner in the Partnership. From and after the date herefrom, Carlyle shall not have any interest in the Partnership, including, but not limited to, any interest in the capital and profits and losses of the Partnership.

            2. Admission of CPIP As General Partner. Concurrently with Carlyle's withdrawal from the Partnership, CPIP is admitted as the sole general partner in the Partnership with full power and authority to manage the business and affairs of the Partnership. The address of CPIP is as follows:

                  c/o The John Madden Company
                  6312 South Fiddler's Green Circle
                  Suite 350N
                  Englewood, Colorado 80114

All references to "General Partner" in the Partnership Agreement shall be deemed to refer to "CPIP", in its capacity as the general partner, and not Carlyle.

            Except as modified and amended by this Agreement, the terms and provisions of the Partnership Agreement are ratified and confirmed in their entirety.

            IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

                                    GENERAL PARTNER

                                    CARRARA PLACE INVESTMENT PARTNERS, LTD., a Colorado limited partnership

                                    By    PLAZA DEVELOPERS HOLDINGS, LLC,
                                    a Colorado limited liability company,
                                          General Partner

                                          By:
                                          _________________________________
                                          Name:
                                          _______________________________
                                          Title:
                                          ______________________________


                                    LIMITED PARTNERS

                                    CARRARA PLACE INVESTMENT PARTNERS, LTD., a Colorado limited partnership,

                                    By    PLAZA DEVELOPERS HOLDINGS, LLC,
                                          a Colorado limited liability company,
                                          General Partner

                                          By:
                                               John W. Madden, Jr.
                                               Managing Member
                                                "CPIP"


                                    F.A. NEMECEK

                                    "Nemecek"


                            WITHDRAWING PARTNER


            Carlyle Real Estate Limited Partnership-XII, an Illinois limited partnership, joins in the execution of this Amendment to evidence its withdrawal as a partner in Carrara Place Limited, a Colorado limited partnership.


                                    CARLYLE REAL ESTATE LIMITED
                                    PARTNERSHIP-XII,
                                    an Illinois limited partnership

                                    By    JMB REALTY CORPORATION,
                                          a Delaware corporation,
                                          General Partner

                                          By: ___________________________
                                          Name: _________________________
                                          Title: ________________________
                                                                "Carlyle"